UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2016 (March 21, 2016)

SharpSpring, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

304 West University Avenue, Gainesville, FL	32601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 877-705-9362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2016 SharpSpring, Inc. (the “Company”) and its subsidiaries Quattro Hosting LLC and SharpSpring Technologies, Inc. (together with the Company, collectively, “Borrowers”), obtained a revolving credit facility (the “Credit Facility”) from Western Alliance Bank (“Bank”) pursuant to a Loan and Security Agreement by and among Borrowers and Bank (the “Loan Agreement”). Borrowers’ obligations under the Credit Facility are joint and several. The obligations under the Credit Facility are secured by substantially all of Borrowers’ assets, including intellectual property.

The maximum amount of the Credit Facility is $2,500,000. The Credit Facility is subject to a borrowing base equal to Borrowers’ trailing three (3) months of Monthly Recurring Revenue as of the last day of the most recently completed month, multiplied by the lesser of (i) one hundred percent (100%) or (ii) the MRR Rate, as determined by the Bank, as may be may be revised from time to time by the Bank. The outstanding principal balance of the Credit Facility bears interest at Prime Rate (with a Prime Rate floor of 3.50%) plus 1.75%.

In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the Credit Facility, Borrowers (i) paid a commitment fee of $15,000 to Bank; (ii) are required to pay to Bank an annual fee of $15,000; and (iii) paid all Bank fees and expenses incurred through the closing date and agreed to pay all Bank fees and expenses incurred after the closing date as they are incurred by the Bank. The Credit Facility matures on March 21, 2018.

The Loan Agreement contains financial covenants that require the Borrowers to maintain (i) a minimum unrestricted cash maintained at Bank and Availability under the Credit Facility of $1,500,000 at all times; (ii) a minimum MRR Retention Rate of 90%; and (iii) a minimum quarterly adjusted EBITDA of not less than the projected Adjusted EBITDA for such period minus $100,000 or 75% (or 125% if negative) of its projected Adjusted EBITDA for such period as set forth in Borrower’s Financial Plan.

The Loan Agreement and ancillary documents include customary affirmative covenants for secured transactions of this type, including maintaining adequate books and records, periodic financial reporting, compliance with laws, maintenance of insurance, maintenance of assets, timely payment of taxes, and notice of adverse events. The Loan Agreement and ancillary documents include customary negative covenants, including incurrence of other indebtedness, mergers, consolidations and transfers of assets and liens on assets of Borrowers. The Loan Agreement and ancillary documents include customary events of default, including payment defaults, failure to perform or observe terms, covenants or agreements included in the Loan Agreement and ancillary documents, insolvency and bankruptcy defaults, judgment defaults, material adverse change defaults, and change of management defaults.

A copy of the Loan Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached Loan Agreement. Capitalized terms used but not defined herein shall have the same meanings given to such terms in the Loan Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is incorporated by reference in this Item 2.03.

Item 8.01 Other Events.

On March 22, 2016 the Company issued a press release announcing its $2,500,000 Credit Facility with Western Alliance Bank. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Loan Agreement dated March 21, 2016, by and among SharpSpring, Inc., Quattro Hosting LLC, SharpSpring Technologies, Inc. and Western Alliance Bank

10.2	Intellectual Property Security Agreement dated March 21, 2016, by and among SharpSpring, Inc., Quattro Hosting LLC, SharpSpring Technologies, Inc. and Western Alliance Bank

99.1	Press Release dated March 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SharpSpring, Inc.

By:	/s/ Edward S. Lawton
Edward S. Lawton,
Chief Financial Officer

Dated: March 22, 2016